            KNOW ALL MEN BY THESE PRESENTS,  that the undersigned  constitutes and  appoints  Robert  G.  Zack and  Katherine  P.  Feld  his true and  lawful
attorneys-in-fact   and  agents,   and  each  of  them,  with  full  power  of
substitution  and  resubstitution,  for him in his  capacity as an Officer and
Managing  General Partner of Centennial  America Fund,  L.P. (the "Fund"),  to
sign  on his  behalf  any  and  all  Registration  Statements  (including  any post-effective  amendments to  Registration  Statements)  under the Securities
Act of  1933,  the  Investment  Company  Act of 1940  and any  amendments  and supplements  thereto,  and other  documents in connection  thereunder,  and to file the same,  with all exhibits  thereto,  and other documents in connection therewith,  with the  Securities and Exchange  Commission,  granting unto said attorneys-in-fact  and agents,  and each of them,  full power and authority to do and perform  each and every act and thing  requisite  and  necessary  to be done in and about the premises,  as fully as to all intents and purposes as he might or could do in person,  hereby  ratifying and  confirming  all that said attorneys-in-fact  and agents,  and each of them,  may lawfully do or cause to be done by virtue hereof.

Dated:      May 10, 2002

/s/ Richard F. Grabish
-----------------------
Richard F. Grabish

GrabishPOA(CALP)(051002).doc